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                                                                    EXHIBIT 99.1


DIGITAL ISLAND TEAMS WITH COMPAQ, INTEL AND MICROSOFT TO BUILD WORLD'S LARGEST STREAMING MEDIA NETWORK

Broadcast-Scale Delivery by Digital Island to 7.5 Million Simultaneous Global Viewers Supported by Equity Investment from Compaq, Intel and Microsoft

SAN FRANCISCO, June 20, 2000 - Digital Island, Inc., a leading Global e-Business Delivery Network, today announced that it is working with Compaq Computer Corporation, Intel Corporation and Microsoft Corporation to extend its infrastructure to provide broadcast-scale streaming media - up to 7.5 million simultaneous media streams - for the first time over the Internet.

The scope of this streaming network, roughly comparable to a prime-time TV program's reach and an order of magnitude larger than any previously announced streaming network, is expected to accelerate the market opportunity for entertainment and other companies, such as financial services and publishing firms, using rich media for Web-based customer transactions. The global market for streaming media content delivery will rapidly grow from $78 million in 2000 to $2.5 billion by 2004, according to Jupiter Communications.

"This relationship is creating a win-win solution in deploying a streaming network capable of delivering 7.5 million simultaneous streams. Digital Island is poised to take advantage of the rapidly growing streaming market," said Greg Howard, principal analyst of the High-Tech Resource Consulting Group, LLC.

The infrastructure expansion over the next two years is expected to greatly increase the streaming and transactional capacity of Digital Island's high-performance e-Business Delivery Network, which offers an integrated suite of hosting, network, content delivery and application services for companies engaged in interactive e-Business.

Compaq, Intel and Microsoft have agreed to make a combined equity investment of $45 million in Digital Island to support its infrastructure development. Specific terms of the investment are not being disclosed. In addition, Compaq Financial Services (CFS) will provide $50 million in equipment lease financing to Digital Island, to expedite their worldwide deployment of Compaq servers. This financing support will continue as Digital Island expands into more than 25 countries in North America, Europe and Asia. CFS will also extend up to $50 million in lease financing to qualified Digital Island customers.

Digital Island has standardized on Intel architecture-based Compaq ProLiant servers as its scalable global platform for Microsoft(R) Windows Media(TM) Services running on Windows(R) 2000. Digital Island has committed to deploy up to 8,000 Intel architecture-based Compaq servers worldwide, including the new ultra-dense ProLiant DL360 servers built on Intel's PentiumO III processor. Digital Island has committed to deploy these servers in its e-Business Delivery Network, integrating regional data-center hosting with network-edge computing that locates streaming content close to the end user for the best possible streaming quality. Digital Island's e-Business Delivery Network is powered by the company's Footprint(TM) content delivery service, which employs the company's break-through Best Distributor Selection technology to guarantee content is served from the optimal location.

Digital Island's expanded streaming media infrastructure will support Windows Media. Coupled with integrated digital rights protection for streaming and downloadable content and superior audio and video quality, Windows Media Services provides the capacity for up to 9,000 concurrent streams on a single server. The network will be powered by Windows 2000 Server, which provides an industrial-strength platform with the manageability, scalability and availability required by the most demanding applications.

"Streaming media is an intricate part of our global sales strategy, allowing us to interact with customers in more than 160 countries through a rich end-user experience," said Michael J. Cohen, President of National Accounts and Senior Vice President at AIG. "The relationship between Digital Island, Compaq,
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Intel and Microsoft to build the world's largest streaming media architecture will be an enormous catalyst for expanding our business across the globe."

A Digital Island customer, AIG is the leading U.S.-based insurance and financial service and the largest underwriter of commercial and industrial insurance in the United States.

"The Internet is all about interactivity and e-Business is about the end-user experience," said Ruann F. Ernst, Chairman and CEO of Digital Island. "Users want the most compelling interactions, which means rich media must be a part of the experience. This powerhouse combination of Compaq, Intel and Microsoft working with Digital Island will remove the barriers to using rich media to reach broadcast-scale audiences with full transactional capabilities - adding an entirely new dimension to e-Business around the world."

"Compaq is committed to enabling leading Service Providers such as Digital Island to pave the way to emerging applications and markets," said Keith McAuliffe, Compaq Vice President and General Manager, Service Provider Business Unit. "We are pleased to extend our partnership with Digital Island and work with them to enable the best Internet infrastructure, using Compaq's industry-leading ProLiant servers at the edge, to improve streaming media capabilities."

"In today's world, the speed, scale and scope of the Internet are synonymous with innovation itself. Nothing is faster than Intel architecture-based servers and nothing provides greater economies-of-scale or scope of expertise than the horizontal industry," noted Tom Lacey, Intel Vice President, Sales and Marketing Group; President, Intel Americas, Inc. "By providing technology building blocks for the Internet economy - Digital Island's Footprint technology, Compaq's ProLiant Servers, and Microsoft Windows Media Services and Windows 2000 - all running on Intel's architecture, we bring together broadcast-scale streaming media and content distribution capabilities for companies in order to meet the needs of the surging E-conomy."

"Digital Island's commitment to building a broadcast-scale infrastructure moves streaming media into prime time," said Will Poole, Vice President of the Digital Media Division at Microsoft. "The customer demand is here and growing. Windows Media Services running on Windows 2000 has the proven reliability and scalability to meet the demand, and this announcement is an important step toward ensuring the network capacity will be in place for streaming media to reach its full potential for business and entertainment."

Digital Island plans to enable its Footprint streaming content delivery service on the Windows 2000, Intel-architecture-based Compaq server platform. The four companies will jointly market and promote Digital Island's Footprint content delivery services for streaming media. Digital Island's Footprint content delivery network also distributes other types of Web content - from static images to authenticated data - to the edge of the network and seamlessly directs the end user to the most available server for the fastest, most reliable experience.

About Digital Island

Digital Island(R) is a leading Global e-Business Delivery Network using hosting, content delivery, networking and application services to help companies improve their customers' on-line experience by making Web applications run faster and more reliably and scale globally, resulting in more successful e-Business transactions. Digital Island is headquartered in San Francisco with a presence in 25 countries. www.digitalisland.net.
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About Compaq

Compaq Computer Corporation, a Fortune Global 100 company, is the largest supplier of computing systems in the world. Compaq designs, develops, manufactures, and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, and communications products, commercial desktop and portable products, and
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consumer PCs. Compaq products and services are sold in more than 200 countries directly to businesses, through a network of authorized Compaq marketing partners, and directly to businesses and consumers through Compaq's e-commerce Web site at http://www.compaq.com. Compaq markets its products and services
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primarily to customers from the business, home, government, and education sectors. Customer support and information about Compaq and its products and services are available at http://www.compaq.com
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About Intel

Intel, the world's largest chip maker, is also a leading manufacturer of computer, networking and communications products. Additional information is available at www.intel.com/pressroom.
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About Microsoft

Founded in 1975, Microsoft is the worldwide leader in software, services and Internet technologies for personal and business computing. The company offers a wide range of products and services designed to empower people through great software - any time, any place and on any device.

Important Notice

Digital Island is a registered trademark of Digital Island, Inc. Footprint is a trademark of Digital Island, Inc. All other trademarks are properties of their respective owners.

This release may contain forward-looking statements that are subject to risks and uncertainties. Important factors which could cause actual results to differ materially from those in the forward-looking statements, include but are not limited to: the company's short operating history which makes it difficult to predict its future results of operations; the company's history of operating losses and expected future losses which could impede its ability to address the risks and difficulties encountered by companies in new and rapidly evolving markets; the company's future operating results could fluctuate which may cause volatility or a decline in the price of the company's stock; the possibility that the company may not be able to price its services above the overall cost of bandwidth causing its financial results to suffer; and other factors detailed in the Company's filings with the Securities and Exchange Commission.

Microsoft, Windows Media and Windows are registered trademarks of Microsoft Corp. in the United States and/or other countries.

MEDIA CONTACTS:

Media contact at Digital Island:
Irwin Greenstein
Digital Island
415/738-4162
irwin@digitalisland.net
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Michelle Spolver
Compaq
408/285-0159
michelle.spolver@compaq.com
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Howard High
Intel
408/765-1488
howard.i.high@intel.com
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Tim Fry
Shandwick International for Microsoft
425/452-5440
tfry@shandwick.com
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